Exhibit 99

FOR RELEASE –– APRIL 25, 2017

Corning Reports First-Quarter 2017 Financial Results

Company achieves year-over-year growth across all businesses

Strategy and Capital Allocation Framework continues to deliver value to shareholders

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced results for first-quarter 2017.

News Summary:

•

Strong first-quarter results demonstrate the company’s continued positive momentum. Compared to the first quarter of 2016: GAAP EPS increased $0.43 to $0.07; core EPS rose 39% to $0.39; GAAP and core sales increased 16% and 14% to $2.38 billion and $2.49 billion, respectively

•

Solid performance across all business segments highlighted by: sales growth in Optical Communications; continued rapid adoption of Corning®  Gorilla® Glass 5; and continued glass price moderation in Display Technologies

•

Further advancement on Strategy and Capital Allocation Framework initiatives: more than $6.5 billion returned to shareholders since Framework’s introduction in October 2015; technical and commercial progress demonstrated value of focused portfolio

•	Year-over-year growth in sales and EPS expected to continue in the second quarter

“We are very pleased with the excellent performance and growth across all of our businesses this quarter,” said Wendell P. Weeks, chairman, chief executive officer and president. “The strategic and financial benefits of Corning’s cohesive portfolio are becoming even more apparent. We are on track to deliver our 2017 objectives and overall Framework goals. Looking into the second quarter, we expect our momentum to be further demonstrated with year-over-year sales and EPS growth.”

Strategy and Capital Allocation Framework Progress

Corning’s Strategy and Capital Allocation Framework continues to deliver long-term value to shareholders. Utilizing its financial strength, the company plans to deliver more than $12.5 billion to shareholders while investing $10 billion in growth opportunities and sustained leadership between 2016 and 2019. In the first quarter, Corning returned $552 million to shareholders through a combination of dividends and stock buybacks, and, since the Framework was announced, has returned more than $6.5 billion to shareholders. In addition, Corning’s focused portfolio is delivering excellent results.

“Corning’s leadership in a distinctive and cohesive set of capabilities increases our relevance in solving our customers’ toughest challenges,” Weeks added. “Verizon’s announcement last week is a great example. Verizon has committed to purchase at least $1.05 billion of optical fiber and associated solutions from Corning as they reinvent their network to support 5G and new services. Our Optical Communications market-access platform is central to realizing Verizon’s vision because of our ability to economically expand capacity and deliver innovative solutions.”

In Display Technologies, the company’s objective is to stabilize returns. First-quarter LCD glass price declines equaled the most moderate first-quarter declines in the past six years. Full-year 2017 LCD glass prices are expected to decline by about 10%, or possibly at a lower rate.

Other progress includes the continued rapid adoption of Gorilla® Glass 5, which supports the company’s goal of doubling sales in mobile consumer electronics. In the automotive market-access platform, Corning has won a majority of gas particulate filter (GPF) platforms. The company is also seeing progress toward commercialization of Gorilla Glass for Automotive, where interest in interiors is accelerating and progress toward additional wins for exteriors continues.

© 2017 Corning Incorporated. All Rights Reserved.

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Corning Reports First-Quarter 2017 Financial Results

Page Two

First-Quarter Results and Comparisons

(In millions, except per-share amounts)

	Q1 2017	Q4 2016	% change	Q1 2016	% change
GAAP Net Sales	$2,375	$2,476	(4%)	$2,047	16%
GAAP Net Income	$86	$1,572	(95%)	$(368)	**
GAAP EPS	$0.07	$1.47	(95%)	$(0.36)	**
Core Sales*	$2,485	$2,551	(3%)	$2,171	14%
Core Earnings*	$407	$534	(24%)	$340	20%
Core EPS*	$0.39	$0.50	(22%)	$0.28	39%

**Percent change not meaningful

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen and Korean won foreign exchange rates, as well as other items that do not reflect ongoing operations of the company. Corning does not forecast the movement of the Japanese yen against the U.S. dollar or other items that do not reflect ongoing operations. As a result, the company is unable to provide guidance on a GAAP basis. See “Use of Non-GAAP Financial Measures” for details on core performance measures.

Segment Results and Outlook

Display Technologies:

	Q1 2017	Q4 2016	% change	Q1 2016	% change
GAAP Net Sales	$736	$830	(11%)	$705	4%
GAAP Net Income	$249	$243	2%	$209	19%
Core Sales*	$846	$904	(6%)	$829	2%
Core Earnings*	$256	$276	(7%)	$223	15%

NOTE: In all segments except the Display Technologies segment, core net sales are consistent with GAAP net sales. Because a significant portion of revenues and costs in the Display Technologies segment are denominated in Japanese yen and Korean won respectively, this segment’s net sales and costs are adjusted to remove the impact of translating yen and won into U.S. dollars.

In the first quarter, Display Technologies reported strong results, with core sales of $846 million and core earnings of $256 million. The LCD glass market and Corning’s volume were up by a mid-teen percentage year over year. First-quarter sequential glass price declines were moderate, equaling the best first-quarter declines in the past six years.

In the second quarter, the overall LCD glass market and Corning’s volume are expected to increase by a low single-digit percentage sequentially, which is equivalent to a mid-single digit percentage increase year over year. The company anticipates sequential LCD glass price declines will be substantially less than the first quarter, with full-year 2017 declines expected to be about 10%, or possibly a lower rate.

Tony Tripeny, senior vice president and chief financial officer, noted, “We are very pleased with the dynamics of our Display business, and we continue to expect mid-single digit percentage growth in glass volume for the full year, in line with the overall LCD glass market.”

© 2017 Corning Incorporated. All Rights Reserved.

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Corning Reports First-Quarter 2017 Financial Results

Page Three

Optical Communications:

	Q1 2017	Q4 2016	% change	Q1 2016	% change
GAAP Net Sales	$818	$819		$609	34%
GAAP Net Income	$82	$67	22%	$17	382%
Core Earnings*	$93	$87	7%	$26	258%

First-quarter sales in Optical Communications rose 34% and core earnings more than tripled year over year. The company saw strong growth in the North American fiber-to-the-home market. In the second quarter, sales are expected to be up approximately 10% year over year.

Environmental Technologies:

	Q1 2017	Q4 2016	% change	Q1 2016	% change
GAAP Net Sales	$275	$245	12%	$264	4%
GAAP Net Income	$31	$27	15%	$34	(9%)
Core Earnings*	$37	$27	37%	$37

In Environmental Technologies, first-quarter sales were up 4% and core earnings were consistent with year-ago results. For second-quarter 2017, segment sales are expected to be consistent with second-quarter 2016.

Specialty Materials:

	Q1 2017	Q4 2016	% change	Q1 2016	% change
GAAP Net Sales	$300	$336	(11%)	$227	32%
GAAP Net Income	$48	$68	(29%)	$26	85%
Core Earnings*	$48	$65	(26%)	$32	50%

Specialty Materials first-quarter segment sales rose 32% year over year, led by strong Corning Gorilla Glass volume, while core earnings were up 50% year over year. For the second quarter, the sales growth rate is expected to be in the high teens year over year.

Life Sciences:

	Q1 2017	Q4 2016	% change	Q1 2016	% change
GAAP Net Sales	$210	$206	2%	$204	3%
GAAP Net Income	$17	$13	31%	$12	42%
Core Earnings*	$20	$17	18%	$18	11%

In Life Sciences, first-quarter sales were up 3%, and core earnings were up 11% year over year. For the second quarter, the Life Sciences segment is expected to have low-single digit percent sales growth year over year.

Conclusion

“We’re off to a very strong start to the year, and expect year-over-year sales and earnings growth in the second quarter,” said Tripeny. “We remain confident in our ability to deliver on our 2017 objectives, and on the overall goals of our Strategy and Capital Allocation Framework, as we address the rich set of opportunities ahead of us.”

© 2017 Corning Incorporated. All Rights Reserved.

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Corning Reports First-Quarter 2017 Financial Results

Page Four

Upcoming Investor Events

Corning will hold its annual meeting of shareholders at the Corning Museum of Glass auditorium on Thursday, April 27, 2017, at 11 a.m. EDT. A live audio webcast will be available the day of the event. To access the audio webcast, please go to www.corning.com/investor_relations, select “Events” and click on the annual shareholder meeting’s link “More Information” to register and access the webcast.

On June 1, Corning will attend Bernstein's 33rd Annual Strategic Decisions Conference to be held in New York City at the Grand Hyatt.

Corning will host its 2017 Investor Meeting in New York on Friday, June 16. To register, go to the “Events” section of Corning’s website at www.corning.com/investor_relations. The event will run from 8 a.m. to noon, and be held at CURRENT at Chelsea Piers (ground floor), Pier 59 (23rd Street and West Side Highway), New York City.

First-Quarter Conference Call Information

The company will host a first-quarter conference call on Tuesday, April 25, at 8:30 a.m. EDT. To participate, please call toll free (800) 288-9626 or for international access call (612) 332-0802 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON”. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations, click “Events” and follow the instructions. A replay will be available beginning at 11 a.m. EDT and will run through 5 p.m. EDT, Tuesday, May 9. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 421217. The webcast will be archived for one year following the call.

Presentation of Information in this News Release

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to the Investor Relations page and clicking “Financial Highlights” under the “Performance” tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements

This press release contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the company’s future operating performance, the company's share of new and existing markets, the company's revenue and earnings growth rates, the company’s ability to innovate and commercialize new products, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.

In this context, forward-looking statements often contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target”. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business, and key performance indicators that impact the company, actual results could differ materially. The company does not undertake to update forward-looking statements. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; unanticipated disruption to equipment, facilities, or operations; facility expansions and new plant start-up costs; our ability to pace capital spending to anticipated levels of customer demand; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; our capital allocation plans, as such plans may change including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions; and the effectiveness of our risk management framework.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in the annual reports on Form 10-K and quarterly reports on Form 10-Q.

© 2017 Corning Incorporated. All Rights Reserved.

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Corning Reports First-Quarter 2017 Financial Results

Page Five

Digital Media Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it intends to use its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated

Corning (www.corning.com)  is one of the world’s leading innovators in materials science. For more than 160 years, Corning has applied its unparalleled expertise in specialty glass, ceramics, and optical physics to develop products that have created new industries and transformed people’s lives. Corning succeeds through sustained investment in R&D, a unique combination of material and process innovation, and close collaboration with customers to solve tough technology challenges. Corning’s businesses and markets are constantly evolving. Today, Corning’s products enable diverse industries such as consumer electronics, telecommunications, transportation, and life sciences. They include damage-resistant cover glass for smartphones and tablets; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for high-speed communications networks; trusted products that accelerate drug discovery and manufacturing; and emissions-control products for cars, trucks, and off-road vehicles.

Media Relations Contact:

Daniel Collins

(607) 974-4197

collinsdf@corning.com

Investor Relations Contact:

Ann H.S. Nicholson

(607) 974-6716

nicholsoas@corning.com

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited; in millions, except per share amounts)

	Three Months Ended
	March 31,
	2017		2016
Net sales	$2,375		$2,047
Cost of sales	1,418		1,283

Gross margin	957		764

Operating expenses:		.
Selling, general and administrative expenses	316		303
Research, development and engineering expenses	200		190
Amortization of purchased intangibles	17		14
Restructuring, impairment and other charges			80

Operating income	424		177

Equity in earnings of affiliated companies	80		59
Interest income	12		6
Interest expense	(37)		(41)
Translated earnings contract loss, net	(438)		(857)
Other expense, net	(21)		(16)

Income (loss) before income taxes	20		(672)
Benefit for income taxes	66		304

Net income (loss) attributable to Corning Incorporated	$86		$(368)

Earnings (loss) per common share attributable to Corning Incorporated:
Basic	$0.07		$(0.36)
Diluted	$0.07		$(0.36)

Dividends declared per common share	$0.155		$0.135

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except per share amounts)

	March 31,	December 31,
	2017	2016
Assets

Current assets:
Cash and cash equivalents	$4,844	$5,291
Short-term investments, at fair value	28
Trade accounts receivable, net of doubtful accounts and allowances - $56 and $59	1,583	1,481
Inventories, net of inventory reserves - $148 and $151	1,544	1,471
Other current assets	719	805
Total current assets	8,718	9,048

Investments	337	336
Property, plant and equipment, net of accumulated depreciation - $10,304 and $9,884	12,969	12,546
Goodwill, net	1,619	1,577
Other intangible assets, net	825	796
Deferred income taxes	2,705	2,325
Other assets	1,132	1,271

Total Assets	$28,305	$27,899

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$257	$256
Accounts payable	1,015	1,079
Other accrued liabilities	1,149	1,416
Total current liabilities	2,421	2,751

Long-term debt	3,669	3,646
Postretirement benefits other than pensions	735	737
Other liabilities	3,101	2,805
Total liabilities	9,926	9,939

Commitments, contingencies and guarantees
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,700 million and 1,691 million	850	846
Additional paid-in capital – common stock	13,888	13,695
Retained earnings	17,030	16,880
Treasury stock, at cost; Shares held: 780 million and 765 million	(14,564)	(14,152)
Accumulated other comprehensive loss	(1,196)	(1,676)
Total Corning Incorporated shareholders’ equity	18,308	17,893
Noncontrolling interests	71	67
Total equity	18,379	17,960

Total Liabilities and Equity	$28,305	$27,899

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three Months Ended
	March 31,
	2017	2016
Cash Flows from Operating Activities:
Net income (loss)	$86	$(368)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	260	281
Amortization of purchased intangibles	17	14
Restructuring, impairment and other charges		80
Stock compensation charges	14	9
Equity in earnings of affiliated companies	(80)	(59)
Dividends received from affiliated companies	34
Deferred tax benefit	(121)	(345)
Employee benefit payments less than expense	9	7
Translated earnings contract loss	438	857
Unrealized translation gains on transactions	(67)	(123)
Changes in certain working capital items:
Trade accounts receivable	(54)	21
Inventories	(49)	(42)
Other current assets	(60)	(76)
Accounts payable and other current liabilities	(230)	(293)
Other, net	(6)	(43)
Net cash provided by (used in) operating activities	191	(80)

Cash Flows from Investing Activities:
Capital expenditures	(364)	(270)
Acquisition of business, net of cash received	(35)
Investment in unconsolidated entities	(4)
Payments of loans to unconsolidated entities	(5)
Short-term investments – acquisitions		(20)
Short-term investments – liquidations		121
Realized gains on translated earnings contracts	80	93
Other, net	2
Net cash used in investing activities	(326)	(76)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt		(64)
Principal payments under capital lease obligations		(1)
Payments of employee withholding tax on stock awards	(2)	(3)
Proceeds from issuance of commercial paper		19
Proceeds from the exercise of stock options	182	9
Repurchases of common stock for treasury	(400)	(703)
Dividends paid	(168)	(173)
Net cash used in financing activities	(388)	(916)
Effect of exchange rates on cash	76	112
Net decrease in cash and cash equivalents	(447)	(960)
Cash and cash equivalents at beginning of period	5,291	4,500
Cash and cash equivalents at end of period	$4,844	$3,540

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP Earnings (Loss) per Common Share

The following table sets forth the computation of basic and diluted earnings (loss) per common share (in millions, except per share amounts):

	Three Months Ended
	March 31,
	2017	2016
Net income (loss) attributable to Corning Incorporated	$86	$(368)
Less: Series A convertible preferred stock dividend	24	24
Net income (loss) available to common stockholders – basic	62	(392)
Net income (loss) available to common stockholders - diluted	$62	$(392)

Weighted-average common shares outstanding - basic	925	1,103
Effect of dilutive securities:
Stock options and other dilutive securities	11
Weighted-average common shares outstanding - diluted	936	1,103
Basic earnings (loss) per common share	$0.07	$(0.36)
Diluted earnings (loss) per common share	$0.07	$(0.36)

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended
	March 31,
	2017	2016
Core earnings attributable to Corning Incorporated	$407	$340
Less: Series A convertible preferred stock dividend	24	24
Core earnings available to common stockholders - basic	383	316
Add: Series A convertible preferred stock dividend	24	24
Core earnings available to common stockholders - diluted	$407	$340

Weighted-average common shares outstanding - basic	925	1,103
Effect of dilutive securities:
Stock options and other dilutive securities	11	8
Series A convertible preferred stock	115	115
Weighted-average common shares outstanding - diluted	1,051	1,226
Core basic earnings per common share	$0.41	$0.29
Core diluted earnings per common share	$0.39	$0.28

© 2017 Corning Incorporated. All Rights Reserved.

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Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at core performance measures.  We believe reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Corning has adopted the use of constant currency reporting for the Japanese yen and South Korean won, and uses an internally derived yen-to-dollar management rate of ¥99 and won-to-dollar management rate of ₩1,100.

Net sales, equity in earnings of affiliated companies and net income are adjusted to exclude the impacts of changes in the Japanese yen and the South Korean won, gains and losses on our foreign currency hedges related to translated earnings, acquisition-related costs, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Management’s discussion and analysis on our reportable segments has also been adjusted for these items, as appropriate.  These measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for GAAP reporting measures.  Corning does not forecast the movement of the Japanese yen and South Korean won against the U.S. dollar, or other items that do not reflect ongoing operations.  As a result, the company is unable to provide forward-looking information on a GAAP basis.

Items which we exclude from GAAP measures to arrive at Core performance measures are as follows:

(1)	Constant-currency adjustments:

Constant-yen:  Because a significant portion of Display Technologies segment revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings of translating yen into dollars.  Presenting results on a constant-yen basis mitigates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  As of January 1, 2015, we used an internally derived management rate of ¥99, which is closely aligned to our current yen portfolio of foreign currency hedges, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  Because a significant portion of  Corning Precision Materials’ costs are denominated in Korean won, management believes it is important to understand the impact on core earnings from translating won into dollars.  Presenting results on a constant-won basis mitigates the translation impact of the Korean won, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts without the variability caused by the fluctuations caused by changes in the rate of this currency.  We use an internally derived management rate of ₩1,100, which is consistent with historical prior period averages of the won.

(2)	Translated earnings contract loss: We have excluded the impact of the gains and losses of our foreign currency hedges related to translated earnings for each period presented.
(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(4)

Discrete tax items and other tax-related adjustments:  This represents the removal of discrete adjustments attributable to changes in tax law and changes in judgment about the realizability of certain deferred tax assets, as well as other non-operational tax-related adjustments.

(5)	Litigation, regulatory and other legal matters: Includes amounts related to legal matters.
(6)

Restructuring, impairment and other charges:  This amount includes restructuring, impairment and other charges, including goodwill impairment charges and other expenses and disposal costs not classified as restructuring expense.

(7)

Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(8)

Impacts from the acquisition of Samsung Corning Precision Materials:  Pre-acquisition gains and losses on previously held equity investment and other gains and losses related to the acquisition, including post-combination expenses, fair value adjustments to the indemnity asset related to contingent consideration and the impact of the withholding tax on a dividend from Samsung Corning Precision Materials.

(9)

Pension mark-to-market adjustment:  Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2017

(Unaudited; amounts in millions, except per share amounts)

			Income
			before		Effective
	Net	Equity	income	Net	tax (benefit)	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$2,375	$80	$20	$86	(330%)	$0.07
Constant-yen (1)	109		99	75		0.07
Constant-won (1)	1		(9)	(7)		(0.01)
Translated earnings contract loss (2)			442	278		0.26
Acquisition-related costs (3)			22	15		0.01
Discrete tax items and other tax-related adjustments (4)				9		0.01
Litigation, regulatory and other legal matters (5)			(12)	(9)		(0.01)
Restructuring, impairment and other charges (6)			10	8		0.01
Equity in earnings of affiliated company (7)		(72)	(72)	(46)		(0.04)
Impacts from the acquisition of Samsung Corning Precision Materials (8)			(3)	(2)	—
Core performance measures	$2,485	$8	$497	$407	18.1%	$0.39

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2016

(Unaudited; amounts in millions, except per share amounts)

			(Loss)
			income
			before		Effective
	Net	Equity	income	Net (loss)	tax (benefit)	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$2,047	$59	$(672)	$(368)	(45.2%)	$(0.36)
Constant-yen (1)	124	2	110	78		0.07
Constant-won (1)		(1)	(20)	(14)		(0.01)
Translated earnings contract loss (2)			857	540		0.49
Acquisition-related costs (3)			14	10		0.01
Discrete tax items and other tax-related adjustments (4)				22		0.02
Restructuring, impairment and other charges (6)			109	75		0.07
Equity in earnings of affiliated company (7)		2	2	2
Impacts from the Acquisition of Samsung Corning Precision Materials (8)			(11)	(9)		(0.01)
Pension mark-to-market adjustment (9)			7	4
Core performance measures	$2,171	$62	$396	$340	14.1%	$0.28

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended				Three Months Ended
	March 31, 2017				March 31, 2016
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$957	40%	$316	$200	$764	37%	$303	$190
Constant-yen (1)	98				109
Constant-won (1)	(9)				(17)		2	1
Acquisition-related costs (3)	4
Litigation, regulatory and other legal matters (5)			12
Restructuring, impairment and other charges (6)					29
Impacts from the Acquisition of Samsung Corning Precision Materials (8)			4				11
Pension mark-to-market adjustment (9)							(7)

Core performance measures	$1,050	42%	$332	$200	$885	41%	$309	$191

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Display Technologies Segment

Three Months Ended March 31, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	March 31, 2017		March 31, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$736	$249	$705	$209
Constant-yen (1)	109	72	124	81
Constant-won (1)	1	(6)		(13)
Translated earnings contract gain (2)		(48)		(58)
Litigation, regulatory and other legal matters (5)		(9)
Restructuring, impairment and other charges (6)				13
Impacts from the acquisition of Samsung Corning Precision Materials (8)		(2)		(9)
Core performance measures	$846	$256	$829	$223

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Optical Communications Segment

Three Months Ended March 31, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	March 31, 2017		March 31, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$818	$82	$609	$17
Acquisition-related costs (3)		9		4
Restructuring, impairment and other charges (6)		2		5
Core performance measures	$818	$93	$609	$26

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Environmental Technologies Segment

Three Months Ended March 31, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	March 31, 2017		March 31, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$275	$31	$264	$34
Restructuring, impairment and other charges (6)		6		3
Core performance measures	$275	$37	$264	$37

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Specialty Materials Segment

Three Months Ended March 31, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	March 31, 2017		March 31, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$300	$48	$227	$26
Constant-yen (1)				(1)
Constant-won (1)				(1)
Restructuring, impairment and other charges (6)				8
Core performance measures	$300	$48	$227	$32

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Life Sciences Segment

Three Months Ended March 31, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	March 31, 2017		March 31, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$210	$17	$204	$12
Acquisition-related costs (3)		3		3
Restructuring, impairment and other charges (6)				3
Core performance measures	$210	$20	$204	$18

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Equity in Earnings of Affiliated Companies

Three Months Ended March 31, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended			Three Months Ended
	March 31, 2017			March 31, 2016
			Total			Total
	Hemlock		equity	Dow		equity
	Semiconductor	Other	earnings	Corning	Other	earnings

As reported	$79	$1	$80	$56	$3	$59
Constant-yen (1)					2	2
Constant-won (1)					(1)	(1)
Equity in earnings of affiliated companies (7)	(72)		(72)	2		2

Core Performance Measures	$7	$1	$8	$58	$4	$62

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2017

(Unaudited; amounts in millions)

Three Months
Ended
March 31,
2017

Cash flows from operating activities	$191
Realized gains on translated earnings contracts	80
Translation gains on cash balances	70

Adjusted cash flows from operating activities	$341

© 2017 Corning Incorporated. All Rights Reserved.

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